Exhibit 99.1

IEC ANNOUNCES FISCAL 2021 THIRD QUARTER RESULTS

REVENUE OF $49.4 MILLION IN THE QUARTER; UP 4.2% QUARTER OVER QUARTER

Newark, New York, August 12, 2021 - IEC Electronics Corp. (Nasdaq: IEC) today announced results for the fiscal third quarter ended July 2, 2021 of the fiscal year ending September 30, 2021 (“fiscal 2021”). Earlier today, IEC announced the signing of a definitive merger agreement with Creation Technologies Inc. (“Creation”) under which Creation will acquire all outstanding shares of IEC for $15.35 per share in cash. For further information, please refer to the press release issued by IEC and Creation. In light of this announcement, IEC has determined that it will not host its earnings call previously scheduled for today, August 12, 2021 at 10:00 a.m. Eastern Time.

IEC reported revenues of $49.4 million for the third quarter of fiscal 2021, an increase of 4.2% as compared to revenues of $47.4 million for the third quarter of the year ended September 30, 2020 (“fiscal 2020”). Gross profit for the third quarter of fiscal 2021 was $5.2 million, or 10.6% of sales, compared to gross profit of $6.6 million, or 14.0% of sales in the third quarter of fiscal 2020. Operating profit was $1.9 million for the third quarter of fiscal 2021, compared to operating profit of $3.0 million for the same quarter in the prior fiscal year. The Company reported net income of $1.0 million or $0.10 per basic share and $0.09 per diluted share for the third quarter of fiscal 2021, compared net income of $2.1 million or $0.20 per basic and diluted share in the third quarter of fiscal 2020.

For the first nine months of fiscal 2021, the Company reported revenues of $142.2 million, an increase of 4.4% compared to $136.3 million for the first nine months of fiscal 2020. Gross profit for the first nine months of fiscal 2021 was $14.3 million, or 10.0% of sales, compared to gross profit of $17.4 million, or 12.8% of sales in the same period in the prior fiscal year. Selling and administrative expenses were $10.4 million in the first nine months of fiscal 2021, or 7.3% of sales, compared to $10.2 million, or 7.5% of sales, in the first nine months of fiscal 2020. Operating profit was $3.9 million for the first nine months of fiscal 2021, compared to $7.2 million for the same period in the prior fiscal year. Due primarily to the investments in both the Company’s new headquarters facility and incremental manufacturing equipment, operating profit for the first nine months of fiscal 2021 includes $1.0 million of additional depreciation expense as compared to the first nine months of fiscal 2020. The Company reported net income of $2.2 million, or $0.21 per basic share and $0.20 per diluted share for the first nine months of fiscal 2021, compared to net income of $4.8 million, or $0.46 per basic share and $0.45 per diluted share in the first nine months of fiscal 2020. As previously discussed, adjusted for the impact of a one-time inventory reserve in the first quarter of fiscal 2020, adjusted net income per common share would have been $0.54 per basic share and $0.52 per diluted share in the first nine months of fiscal 2020. Please see the reconciliation tables included in this release for further information regarding these non-GAAP measures.

Jeffrey T. Schlarbaum, President and CEO of IEC Electronics Corp. commented, “We were pleased to have delivered solid revenue growth during the third quarter of fiscal 2021 of $49.4 million, despite headwinds that we, and many in our industry, are experiencing related to ongoing material shortages and labor constraints. During the fiscal quarter we continued to ramp multiple exciting new programs. As we noted last fiscal quarter, given the complexity of the programs we service, the ramping process is not linear and frequently includes process development adaptations which continue to impact profitability. However, once established, we anticipate that these programs will provide considerable long-term revenue and margin opportunity for IEC. As the economy moves beyond the pandemic, we are encouraged by the increased backlog as compared to year-end fiscal 2020 and a solid book to bill ratio of 1.76:1 in the third fiscal quarter, which included a contract extension valued at more than $45 million from a longstanding customer. We believe this recent contract extension serves as a strong endorsement of our capabilities and reliability and speaks to IEC’s position in the marketplace as we pursue new customers and contracts.

“We believe we remain uniquely positioned to drive long-term growth for our shareholders. IEC is an established manufacturing partner with a proven record of success providing a vertically integrated portfolio of services to companies in attractive and growing sectors such as medical and aerospace and defense. Our 100% U.S.-based model positions IEC as the ideal partner for companies seeking the highest levels of intellectual property protection and supply chain management. We are pleased to have made solid progress throughout this challenging year to advance our leadership position and we are excited about the opportunities we are seeing to win new customers and programs as we move toward delivering an expected strong close to fiscal 2021.”

About IEC Electronics

IEC Electronics is a provider of electronic manufacturing services (“EMS”) to advanced technology companies that produce life-saving and mission critical products for the medical, industrial, and aerospace and defense sectors. The Company specializes in delivering technical solutions for the custom manufacture of complex full system assemblies by providing on-site analytical testing laboratories, custom design and test engineering services combined with a broad array of manufacturing services encompassing electronics, interconnect solutions, and precision metalworking. As a full service EMS provider, IEC holds all appropriate certifications for the market sectors it supports including ISO 9001:2015, AS9100D, ISO 13485, and is Nadcap accredited. IEC Electronics is headquartered in Newark, NY and also has operations in Rochester, NY and Albuquerque, NM. Additional information about IEC can be found on its web site at www.iec-electronics.com.

Note Regarding Forward-Looking Statements

References in this release to “IEC,” “IEC Electronics,” the “Company,” “we,” “our,” or “us” mean IEC Electronics Corp. and its subsidiaries except where the context otherwise requires. This release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “appears,” “anticipates,” “could,” “intends,” “targets,” “forecasts,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words or phrases. These forward-looking statements include, but are not limited to, statements regarding future sales, revenues and operating results, future prospects, the capabilities and capacities of business operations, any financial or other guidance and all statements that are not based on historical fact, but rather reflect our current expectations concerning future results and events. The ultimate correctness of these forward-looking statements is dependent upon a number of known and unknown risks and events and is subject to various uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.

The following important factors, among others, could affect future results and events, causing those results and events to differ materially from those views expressed or implied in our forward-looking statements: the continued impact of the COVID-19 pandemic on our business, including our supply chain, workforce and customer demand; business conditions and growth or contraction in our customers’ industries, the electronic manufacturing services industry and the general economy; our ability to control our material, labor and other costs; our dependence on a limited number of major customers and suppliers; uncertainties as to availability and timing of governmental funding for our customers; the impact of government regulations, including U.S. Food and Drug Administration regulations; unforeseen product failures and the potential product liability claims that may be associated with such failures; technological, engineering and other start-up issues related to new programs and products; variability and timing of customer requirements; the potential consolidation of our customer base; availability of component supplies; dependence on certain industries; the ability to realize the full value of our backlog; the types and mix of sales to our customers; litigation and governmental investigations; intellectual property litigation; variability of our operating results; our ability to maintain effective internal controls over financial reporting; the availability of capital and other economic, business and competitive factors affecting our customers, our industry and business generally; failure or breach of our information technology systems; and natural disasters. Any one or more of such risks and uncertainties could have a material adverse effect on us or the value of our common stock. For a further list and description of various risks, relevant factors and uncertainties that could cause future results or events to differ materially from those expressed or implied in our forward-looking statements, see our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our other filings with the Securities and Exchange Commission.

All forward-looking statements included in this release are made only as of the date indicated or as of the date of this release. We do not undertake any obligation to, and may not, publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur or which we hereafter become aware of, except as required by law. New risks and uncertainties arise from time to time and we cannot predict these events or how they may affect us and cause actual results to differ materially from those expressed or implied by our forward-looking statements. Therefore, you should not rely on our forward-looking statements as predictions of future events.

Company Contact:

Thomas L. Barbato

Senior Vice President and Chief Financial Officer

IEC Electronics Corp.

(315) 332-4493

tbarbato@iec-electronics.com

Agency Contact:

John Nesbett/Jennifer Belodeau

IMS Investor Relations

(203) 972 - 9200

jnesbett@institutionalms.com

IEC ELECTRONICS CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

JULY 2, 2021 and SEPTEMBER 30, 2020

(unaudited; in thousands, except share and per share data)

	July 2, 2021	September 30, 2020
ASSETS
Current assets:
Cash	$116	$312
Accounts receivable, net of allowance	31,922	30,361
Unbilled contract revenue	13,313	8,773
Inventories	53,906	51,374
Other current assets	1,678	1,757

Total current assets	100,935	92,577

Property, plant and equipment, net	50,805	23,587
Deferred income taxes	4,936	4,840
Operating lease right-of-use assets, net of accumulated amortization	200	260
Other long-term assets	876	1,700

Total assets	$157,752	$122,964

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$248	$—
Current portion of operating lease obligation	63	61
Current portion of finance lease obligation	2,080	436
Accounts payable	25,201	29,733
Accrued payroll and related expenses	1,463	3,659
Other accrued expenses	316	457
Customer deposits	17,578	19,783

Total current liabilities	46,949	54,129

Long-term debt	36,385	21,476
Long-term operating lease obligation	136	184
Long-term finance lease obligation	29,690	6,616
Other long-term liabilities	2,868	1,404

Total liabilities	116,028	83,809

STOCKHOLDERS’ EQUITY
Preferred stock, $0.01 par value:
500,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.01 par value:
Authorized: 50,000,000 shares
Issued: 11,675,866 and 11,556,214 shares, respectively
Outstanding: 10,620,378 and 10,500,726 shares, respectively	106	105
Additional paid-in capital	49,514	49,161
Accumulated deficit	(6,307)	(8,522)
Treasury stock, at cost: 1,055,488 shares	(1,589)	(1,589)

Total stockholders’ equity	41,724	39,155

Total liabilities and stockholders’ equity	$157,752	$122,964

IEC ELECTRONICS CORP.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

THREE AND NINE MONTHS ENDED JULY 2, 2021 and JUNE 26, 2020

(unaudited; in thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	July 2, 2021	June 26, 2020	July 2, 2021	June 26, 2020
Net sales	$49,370	$47,364	$142,211	$136,269
Cost of sales	44,135	40,722	127,924	118,885

Gross profit	5,235	6,642	14,287	17,384

Selling and administrative expenses	3,357	3,678	10,362	10,194

Operating profit	1,878	2,964	3,925	7,190

Interest expense	587	300	1,589	1,111

Income before provision for income taxes	1,291	2,664	2,336	6,079

Provision for income taxes	265	550	121	1,253

Net income	$1,026	$2,114	$2,215	$4,826

Net income per common share:
Basic	$0.10	$0.20	$0.21	$0.46
Diluted	$0.09	$0.20	$0.20	$0.45

Weighted average number of shares outstanding:
Basic	10,616,613	10,424,056	10,574,713	10,388,872
Diluted	11,048,668	10,758,092	11,032,245	10,697,288

IEC ELECTRONICS CORP.

CONDENSED CONSOLIDATED STATEMENTS of CASH FLOWS

NINE MONTHS ENDED JULY 2, 2021 and JUNE 26, 2020

(unaudited; in thousands)

	Nine Months Ended
	July 2, 2021	June 26, 2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$2,215	$4,826
Non-cash adjustments:
Stock-based compensation	650	526
Depreciation and amortization	3,685	2,442
Change in reserve for doubtful accounts	(56)	94
Change in inventory reserve and warranty reserve	467	1,226
Gain on sale of property, plant and equipment	(30)	—
Deferred tax (income) expense	(96)	1,751
Amortization of deferred gain	(86)	(86)

Changes in operating assets and liabilities:
Accounts receivable	(1,505)	(2,796)
Unbilled contract revenue	(4,540)	(988)
Inventories	(2,705)	(3,818)
Federal income tax receivable	—	(517)
Other current assets	79	68
Other long-term assets	180	(330)
Accounts payable	(4,682)	(1,188)
Change in book overdraft position	—	(107)
Accrued expenses	(2,631)	(557)
Customer deposits	(2,205)	7,210
Net change in lease right-of-use assets and liabilities	14	—
Other long-term liabilities	114	—

Net cash flows (used in)/provided by operating activities	(11,132)	7,756

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property, plant and equipment	(11,591)	(3,067)
Proceeds from disposal of property, plant and equipment	668	—
Proceeds received from capital grants	1,500	—

Net cash flows used in investing activities	(9,423)	(3,067)

CASH FLOWS FROM FINANCING ACTIVITIES
Advances from revolving credit facility	84,121	55,523
Repayments of revolving credit facility	(71,041)	(56,505)
Borrowings under other loan agreements	8,699	—
Repayments under other loan agreements	(6,603)	(3,904)
Payments under finance lease	(944)	(284)
Proceeds received from lease financing obligation	6,521	415
Debt issuance costs	(98)	(84)
Proceeds from exercise of stock options	95	161
Proceeds from employee stock plan purchases	94	87
Cash paid for taxes upon vesting of restricted stock	(485)	(98)

Net cash flows provided by/(used in) financing activities	20,359	(4,689)

Net cash change for the period	(196)	—
Cash, beginning of period	312	—

Cash, end of period	$116	$—

IEC ELECTRONICS CORP.

NON-GAAP FINANCIAL MEASURES RECONCILIATION TABLE

JUNE 26, 2020

(unaudited; in thousands, except share and per share data)

Nine Months Ended June 26, 2020
Reconciliation of adjusted gross profit:
Gross profit	$17,384
Non-cash charge (1)	987

Adjusted gross profit	$18,371

Reconciliation of adjusted gross margin:
Gross margin	12.8%
Non-cash charge (1)	0.7%

Adjusted gross margin	13.5%

Reconciliation of adjusted net income:
Net income	$4,826
Non-cash charge (1)	987
Income tax effect (2)	(207)

Adjusted net income	$5,606

Reconciliation of adjusted net income per common share:
Net income per common share, basic	$0.46
Non-cash charge, per common share, net of tax (1)(2)	0.08

Adjusted net income per common share, basic	$0.54

Net income per common share, diluted	$0.45
Non-cash charge, per common share, net of tax (1)(2)	0.07

Adjusted net income per common share, diluted (3)	$0.52

(1)	A non-cash charge related to the increase in our excess and obsolete inventory reserve due to a reorganization at a customer of IEC.
(2)	The income tax effect related to the non-cash charge was calculated using an effective tax rate of 21%.
(3)	Adjusted net income per common share, diluted is calculated based on adjusted net income and reflects the dilutive impact of shares, where applicable, based on adjusted net income.

Non-GAAP Financial Measures

In addition to reporting net income, net income per share basic and diluted, gross profit and gross margin, U.S. generally accepted accounting principle (“GAAP”) measures, we present adjusted net income, adjusted net income per basic and diluted share, adjusted gross profit and adjusted gross margin, which are non-GAAP measures, to reflect the impact of a one-time inventory reserve related to a Chapter 11 reorganization at one of the Company’s customers in the medical sector. The Company’s management believes these non-GAAP measures are important measures of our performance because they allow management, investors and others to evaluate and compare our performance from period to period by removing the impact of the one-time inventory reserve. Adjusted net income, adjusted net income per basic and diluted share, adjusted gross profit and adjusted gross margin, are not measures of financial performance under GAAP and are not calculated through the application of GAAP. As such, they should not be considered as a substitute for the GAAP measures of net income, net income per basic and diluted share, gross profit and gross margin, and therefore, should not be used in isolation of, but in conjunction with, the GAAP measures. These non-GAAP measures may produce results that vary from the GAAP measures and may not be comparable to a similarly titled non-GAAP measure used by other companies.